CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") made as of the 30TH day of May, 2003, by and between TARget IR, LLC, with an office at 33 Whitehall Street, 17th Floor, New York, NY 10004 (the "LLC"), and MEDICORE, INC., with an office at 777 Terrace Avenue, Hasbrouck Heights, NJ 07604 ("Medicore").

     WHEREAS, Medicore is engaged in the manufacture and distribution of medical supplies, the operation of kidney dialysis centers and providing acute inpatient hospital services through its 61% owned public subsidiary, Dialysis Corporation of America, and in incubating technology companies; and

     WHEREAS, Medicore is publicly traded under the rules of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, Medicore requires certain consulting services; and

     WHEREAS, the LLC is engaged in the business of providing investor consulting services and is desirous of performing such services for Medicore.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated and other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

     1. Appointment. Medicore hereby appoints and retains the LLC as its non-exclusive investor and public relations consultant, and the LLC accepts such appointment and agrees to perform the services specified in a competent, professional and faithful manner upon the terms and conditions set forth in this Agreement.

     2. Term. The term of this Agreement shall be for one year commencing June 1, 2003 through May 30, 2004, subject to the right of Medicore, at its discretion, to terminate this Agreement for any reason.

     3. Services. The following includes but is not limited to the services (hereinafter collectively referred to as the "Services") to be provided by the LLC to Medicore. The LLC shall:

         (a) Act, generally, as public and investor relations advisor, acting as liaison between Medicore and its security holders, as advisor and liaison with respect to existing and potential market makers, broker-dealers, underwriters and investors, and as advisor with respect to the planning, development, organization, writing and distribution of communications and information, including but not limited to press releases, shareholder reports, company profiles and other documents;

         (b) Assist in establishing and advising Medicore with respect to shareholder relations and meetings, interviews of Medicore's directors and officers by the financial media, and interviews of Medicore's directors and officers by analysts, market makers, broker-dealers and other members of the financial community;

         (c) Use its best efforts to make Medicore, its management, its products and services and its financial situation and prospects known to the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors and other members of the financial and investment community, as well as the financial and investment media and the public generally;

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         (d) Consult and assist Medicore in arranging and conducting meetings with the professional investment community and investor groups; communicating the corporate message to specified audiences, and enhancing relations with security analysts; and

         (e) Help develop and implement a comprehensive investor relations program which shall be designed to achieve results-oriented goals and objectives.

         The scope of the LLC's Services shall not include any activities relating to or regarding the raising of funds. Such activities, if any, shall be subject to a separate agreement between the parties.

     4. Performance of Services. The parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges and the NASD. Accordingly, the LLC warrants and agrees that it shall:

         (a) Render the Services and perform its responsibilities under this Agreement in accordance with high professional standards and will make all reasonable efforts to use quality levels of expertise; that the personnel assigned to perform the Services under this Agreement shall have the appropriate skills and expertise to efficiently perform such Services; and that in carrying out its responsibilities under this Agreement, the LLC agrees to assure that its actions and performance of the Services are and shall be conducted in compliance with all applicable laws, rules and regulations, including but not limited to federal and state securities laws; and the LLC shall disclose to any and all parties with whom it deals in accordance with the Services any and all of its interest in Medicore, whether direct, indirect, beneficial, contingent or otherwise;

         (b) Promptly supply Medicore with complete copies of all filings with all federal and state securities agencies, bureaus and/or commissions with respect to its relationship with and interest in Medicore. Medicore shall have no responsibility for the acts and conduct of the LLC, whether filing of reports, forms or disclosures, and the LLC shall defend, indemnify and hold Medicore (which term for this Section 4(b) includes Medicore's officers, directors, agents, shareholders, attorneys and representatives) harmless for and against any and all liabilities, actions, claims, suits, proceedings, demands, investigations, including costs, expenses and counsel fees, incident to the performance of Services by the LLC under this Agreement or due to any failure of disclosure by the LLC to third parties as to its interest in Medicore or as to information concerning Medicore or its failure to comply with any applicable federal and state securities laws, exchanges' and associations' and regulatory and self-regulatory agencies' and commissions' rules and regulations; provided such indemnity shall not apply to the extent any such liability primarily arises from or is substantially attributable to a grossly negligent act or material omission by Medicore;

         (c) Not release any financial or other material information or data about Medicore without first providing the same to and obtaining written approval of Medicore;

         (d) Not conduct meetings with financial analysts, members of the investment community, the media or similar professional or investor groups without informing Medicore in advance of the proposed meeting with the format or agenda of such meeting and with complete copies of all reports and communications to be made available at any such meeting to be provided prior thereto to Medicore;

         (e) Not release any information or data about Medicore or its affiliates to any person or selected or limited group of people or other entity if such information is material and has not otherwise been generally released;

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         (f) Restrict or cease, as directed by Medicore, all public and investor relations efforts, including all dissemination of information regarding Medicore and its affiliates, immediately upon receipt of instructions to that effect from Medicore; and after notice by Medicore of any period of restriction on publicity, the LLC shall not engage in any public or investor relations efforts not in the normal course without prior written approval of Medicore;

         (g) Not take any action which would in any way adversely affect the reputation, standing or prospects of Medicore, or would cause Medicore to be in violation of applicable law;

         (h) Promptly supply Medicore prior to their use or dissemination with complete copies of all stockholder reports and communications; with all data and information to be supplied to any financial analyst, broker-dealer, market maker, or other member of the financial or investment community, and with all brochures or other materials relating to Medicore, its operations, management, products services, finances, proposals, properties, etc. The LLC shall inform Medicore in advance in writing as to the persons or institutions to whom release of any of the foregoing information or communications are to be made.

     5. Duties of Medicore. Medicore shall provide the LLC, upon request, with all approved general and public (trade secret and/or confidential information excluded) data and information about it, its subsidiaries, its management, its products and services, and its operations, and Medicore shall advise the LLC of any facts which would affect the accuracy of any data and information previously supplied.

         Medicore shall promptly supply the LLC with complete copies of all filings with all federal and state securities agencies, and with complete copies of all stockholder reports and communications.

     6. Representation and Indemnification. Medicore shall be deemed to have made a continuing representation of the accuracy of any and all material facts, information and data which it supplies to the LLC; however, nothing herein is to be construed as alleviating the LLC's due diligence obligations; and provided further nothing herein is to be construed that information that subsequently changes or is updated was not accurate at the time. Medicore shall defend, indemnify and hold the LLC (which term for this Section 6 includes the LLC's officers, directors, agents, shareholders, attorneys and representatives) harmless for and against any and all liabilities, actions, claims, suits, proceedings, demands, investigations, including costs and expenses, incident to the providing to the LLC by Medicore of materially false facts, information or data concerning itself or its operations; provided such indemnity shall not apply to the extent any liability primarily arises from or is substantially attributable to a grossly negligent or intentional act or material omission by the LLC.

     7. Compensation. For the performance of the Services by the LLC, Medicore shall: (a) pay the LLC a monthly retainer fee of $4,000 commencing June 1, 2003, extending during the 12 month term of this Agreement, subject to the termination provision of Section 2, with the first monthly fee payable upon execution of this Agreement; and (b) issue to the LLC a non-qualified stock option (the "Option"), attached hereto and made a part hereof, to purchase up to 200,000 shares of common stock, $.01 par value (the "Option Shares") of Medicore immediately exercisable, at $2.50 per Option Share for a period extending to May 30, 2005 ("Expiration Date"), subject to earlier expiration of the Option based upon the termination provisions of the Option.

     8. Expenses. The LLC is expected to incur and be responsible for out-of-pocket expenses, including telephone charges, postage, Federal Express and similar expenses for providing the Services (the "Customary Expenses").
Other than the Customary Expenses, any other expenses ("Other Expenses") must be submitted to Medicore for prior written approval. Once approved, Other Expenses will be billed with each monthly billing with payment for such Other Expenses due within ten (10) days of Medicore's receipt of the bill.

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         For certain expenses on behalf of Medicore other than Customary or
Other Expenses, such as third party work (lay-outs, mark-ups, printing, art, photography or graphics), for Medicore annual reports, interim shareholder reports, product and services brochures, etc., Medicore shall pay such third party vendors if previously approved by it in writing as to the vendor and the work.

     9. Relationship of Parties. In performing the Services, the LLC is acting as an independent contractor. The LLC is a limited liability company organized under the laws of the State of New York, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon. This Agreement does not establish any partnership, joint venture or other business entity or association between the parties, and neither party is intended to have any interest in the business or property of the other except for the issuance of an Option to the LLC as set forth in Section 7 hereto. Except as expressly agreed herein, neither party shall have the authority to obligate, commit or bind the other in any manner whatsoever.

     10. Regulatory Approval. This Agreement, including the Option and the Option Shares, is subject to its acceptance for filing with the appropriate federal and state securities and other regulatory authorities.

     11. Records. All books, records and documents, including but not limited to website, software programs and the like, produced by Medicore or by the LLC for Medicore relating to Medicore shall be the sole and permanent property of Medicore. Upon termination or expiration of this Agreement, the LLC shall immediately return all such books, records and documents to Medicore, and the LLC shall not be entitled to retain any copies thereof notwithstanding the LLC's participation therein.

     12. Disclosure of Information. The LLC acknowledges that, in and as a result of this Agreement, it may become aware of confidential or proprietary information of a special and unique nature and value to Medicore, including, but not limited to, the nature and material terms of business opportunities and proposals available to Medicore, the names and addresses of Medicore's customers and suppliers, operating procedures, methods and systems, financial records of Medicore and other information, data and documents now existing or later acquired by the LLC regardless of whether any such information, data or documents qualify as a "trade secret" under applicable federal or state law (collectively, the "Confidential Information"). As a material inducement to Medicore to enter into this Agreement, and to pay to the LLC the compensation referred to in Section 7 hereof, the LLC covenants and agrees that it shall not at any time during the term or following any termination of this Agreement, directly or indirectly, divulge or disclose or use for any purpose whatsoever (except in accordance with law and for the sole and exclusive benefit of Medicore as reasonably required in connection with its duties to or as otherwise required by law), any Confidential Information which has been obtained by or disclosed to it as a result of this Agreement. In accordance with the foregoing, the LLC further agrees that it will at no time retain or remove from the premises or control of Medicore records of any kind or description whatsoever for any purpose whatsoever unless authorized in writing by Medicore, and will return all of the foregoing to Medicore upon Medicore's request or upon any termination or expiration of this Agreement. In the event of a breach or threatened breach by the LLC of any of the provisions of this Section 12, Medicore, in addition to and not in limitation of any other rights, remedies or damages available to it at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by the LLC or its agents, partners, representatives, servants, employers, employees and/or any and all persons, directly or indirectly, acting for or with the LLC.

         The LLC has carefully read and considered the provisions of this
Section 12 and, having done so, agrees that the restrictions set forth in such Section are fair and reasonable, and are reasonably required for the protection of the interests of Medicore.

     13. Transfer of Interest and Duties. The parties agree that in the event Medicore is sold or merged with another company, then, and in that case, this Agreement may be assigned by Medicore to said merged or acquiring company, and the LLC hereby agrees to be bound by this Agreement even though Medicore shall be merged with another.

     14. Applicable Law; Severability. This Agreement shall be governed by and construed pursuant to the laws of the State of New Jersey, where it is made and executed. If any terms or part of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, the validity of the remaining part of such term or the validity of any other term of this Agreement shall not in any way be affected. All provisions of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

     15. Binding Provisions and Performance. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors in interest of any kind whatsoever, and all such parties agree to be bound by the provisions contained herein. Except as expressly provided herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party hereto.

     16. Amendment. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     17. Entire Agreement. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, other than the Option.

     18. Authority. Each of the parties represents and warrants that it is not a party to any agreement which would prevent it from fulfilling its obligations under this Agreement; and during the term of this Agreement, the LLC will not enter into an agreement to provide services which would in any way restrict its ability to provide Services under this Agreement.

     19. Notices. Any notice, demand, approval, consent or other communication to be given hereunder by either party to the other shall be deemed to be received by the intended recipient (a) when delivered personally, (b) the day following delivery to a nationally recognized overnight courier service with proof of delivery, (c) by facsimile or e-mail transmission, provided such is substantiated by delivery as provided in subparagraphs (a), (b) or (d) of this Section 19, or (d) three (3) days after mailing by certified mail, postage prepaid with return receipt requested, in each case addressed to the parties as set forth below:

         If to Medicore:               Medicore, Inc.
                                       777 Terrace Avenue
                                       Hasbrouck Heights, NJ 07604
                                       Attn: President
                                       Fax: (201) 288-8208
                                       Email: medicore@compuserve.com

         If to the LLC:                TARget IR, LLC
                                       33 Whitehall Street, 17th Floor
                                       New York, NY 10004
                                       Attn: President
                                       Fax:
                                       Email:

     Any party may change the address for notice by notifying the other party, as provided in this Section 19, of the new address.

     20. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     IN WITNESS WHEREOF, the Agreement has been executed by the parties as of the date first written above.

                                       MEDICORE, INC.

                                          /s/ Thomas K. Langbein
                                       By:--------------------------------
                                          THOMAS K. LANGBEIN, Ch. of Bd.,
                                          CEO & President

                                       TARget IR, LLC

                                          /s/ Ron Moschetta
                                       By:--------------------------------
                                         Ron Moschetta, President





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